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                                                               EXHIBIT 23.3

               CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

  I hereby consent to the reference to me as a prospective director of MotherNature.com, Inc., where it appears in this Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                          /s/ Placido Corpora
                                          _____________________________________

                                                  Placido Corpora